Exhibit 16.1

May 12, 2016

U.S. Securities and Exchange Commission

100 F Street, N.E.

Washington DC 20549-7561

Re:	Property Management Corporation of America

Commission File Number: 333-196503

Commissioners:

We have read Item 4.01 of Form 8-K dated May 12, 2016, of Property Management Corporation of America and are in agreement with the statements contained therein insofar as they relate to our firm.

Very truly yours,

/s/ Li and Company, PC

Li and Company, PC